Securities Act File No. 333-214187

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

☒Registration Statement Under the Securities Act of 1933
☒	Pre-effective Amendment No. 1
☐	Post-effective Amendment No.

CROE, INC.

(Exact Name of Registrant as Specified in Charter)

11650 South State St., Ste. 240

Draper, Utah 84020

(Address of Principal Executive Offices)

(801) 816-2522

(Registrant’s Telephone Number, Including Area Code)

Mrs. Deborah Thomas, Chief Executive Officer

CROE, Inc.

11650 South State St., Ste. 240

Draper, Utah 84020

(Name and Address of Agent for Service)

Copies to:

John D. Thomas, Esq. John D. Thomas, P.C. 11650 South State Street, Suite 240 Draper, UT 84020 Telephone: (801) 816-2536 Facsimile: (801) 816-2537

Approximate Date of Proposed Public Offering: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ] Accelerated Filer [ ] Non-Accelerated Filer [ ] Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

Title of Securities Being Registered	Amount Being Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common stock ($0.001 par value)	850,000	$42,500	$5.41

(1)

Represents 850,000 shares of our common stock being registered for resale on behalf of the selling shareholders named in this registration statement. In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) (3)

Until such time as our common shares are quoted on the OTC Markets, our shareholders will sell their shares at the price of $.05 per share which is their purchase price.

Calculated under Section 6(b) of the Securities Act of 1933 as $.00012880 of the aggregate offering price.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED NOVEMBER__, 2016

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, NOVEMBER__, 2016

850,000 Shares of Common Stock

CROE, INC.

This prospectus relates to the exchange and resale of shares of Common stock of CROE, Inc. (hereafter, “we” “us” “our”, “CROE” or the “Company”) by certain holders of common shares (“Holders”) of the Company, at a price of $0.05 per share until our shares of common stock are quoted on the OTC Markets quotation service. We will not receive any of the proceeds from the sale of the shares by the holders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange or the NASDAQ stock market, and is not eligible to trade on the OTC Markets quotation platform. There is no guarantee that our securities will ever trade on the OTC Markets or on any listed exchange.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 ("Jobs Act"), and will therefore be subject to reduced public company reporting requirements.

An investment in our common stock is subject to many risks and an investment in our shares will also involve a high degree of risk. See “Risk Factors” on page 4 to read about factors you should consider before purchasing shares of our common stock.

 _______________________________________

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the SEC. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is November___, 2016

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not offering to sell these securities in any jurisdiction where such offering or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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FORWARD-LOOKING STATEMENTS AND PROJECTIONS

All statements contained in this prospectus that are not historical facts, including statements regarding anticipated activity, are “forward-looking statements” within the meaning of the federal securities laws, involve a number of risks and uncertainties and are based on our beliefs and assumptions and information currently available to us. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expect,” “objective,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “forecast,” “continue,” “strategy,” or “position” or the negative of such terms or other variations of them or by comparable terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results or the ability to generate sales, income or cash flow are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including:

•	The level of competition in the athletic apparel industry;
•	Our ability to obtain additional capital to finance development, manufacturing and production of products either currently being developed or that we may hereafter acquire;
•	Our reliance upon management and particularly Deborah Thomas, our Chief Executive Officer, to execute our business plan;
•	The price of our common; and
•	The risks, uncertainties and other factors we identify in “Risk Factors” and elsewhere in this prospectus and in our filings with the SEC.

We caution readers not to place undue reliance on any such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.

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PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, the terms “we,” “us,” “our,” “CROE” and the “Company” refer to CROE, Inc. We refer in this prospectus to our executive officers and other members of our management team, collectively, as “Management.”

Company Organization

CROE, Inc. is an early stage fitness apparel company with the mission of creating supportive, protective, and innovative sports bras and fitness apparel. We were incorporated on December 2, 2013 in the state of Utah by our principal executive Deborah Thomas. Our business office and mailing address is 11650 South State Street, Suite 240, Draper, Utah 84020, and our telephone number is (801) 816-2522. Our website is www.croefit.com and is not part of this prospectus.

Business

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the Company; (ii) development of our business plan; (iii) development of our water and radio-wave resistant sportsbra pocket ("CroeNest") and other apparel;(iv) development of our brand; (v) and marketing and sales of Croe hats and jewelry. We have not completed development of our CroeNest and apparel and there is no assurance that we will be successful in completing the development.

From our inception on December 2, 2013, until the present, we have had limited operating activities. During the nine months ended September 30, 2016 and 2015, we had revenues of $-0- and $308 respectively. During the fiscal years ending December 31, 2015 and 2014, we had revenues of $308 and $1,192, respectively.

During the fiscal years ending December 31, 2015 and 2014, we received related party loans. The balance due on these loans as of December 31, 2015 and 2014 was $17,149 and $12,999, respectively. During 2016, we have received an aggregate of $39,000 from the sale of our common stock. We have used all proceeds from the loans and the offering for working capital.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

•	The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

•	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

•	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

•	The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

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As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

The Offering

As of the date of this prospectus we had 10,915,000 shares of common stock outstanding.

Selling shareholders are offering up to 850,000 shares of common stock. The selling shareholders will offer their shares at $.05 per share until our shares are quoted on the OTC Markets quotation service and thereafter at prevailing market prices or privately negotiated prices.

We will pay all expenses of registering the securities, estimated at approximately $42,000. We will not receive any proceeds of the sale of these securities.

To be quoted on OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Financial Summary

The tables and information below are derived from our audited financial statements for the years ended December 31, 2015 and 2014, and unaudited financial statements for the nine months ended September 30, 2016 and 2015.  Our working capital as of December 31, 2015 and 2014, was a deficit of $16,775, and $11,265, respectively. As of October 17, 2016, we had cash on hand of $589.

	At December 31, 2015 Audited	At December 31, 2014 Audited
Financial Summary

Cash	$0	$211

Total Assets	$2,013	$2,502

Total Liabilities	$18,788	$13,767

Total Stockholders’ Equity (Deficit)	$(16,775)	$(11,265)

	Year Ended December 31, 2015 Audited	Nine Months Ended September 30, 2016 Unaudited
Statement of Operations

Revenue	$308	$0

Cost of Sales and Operating	$5,818	$31,011

Net Loss for the Period	$5,510	$31,011

Net Loss per Share	$(0.00)	$(0.00)

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RISK FACTORS

An investment in our securities involves certain risks relating to our business and operations. You should carefully consider these risks, together with all of the other information included in this prospectus, before you decide whether to purchase shares of our Company. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. If that happens, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to Our Business

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the years ended December 31, 2015 and 2014, were prepared assuming that we will continue our operations as a going concern. We do not, however, have a history of operating profitably. Consequently, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our continued operations are highly dependent upon our ability to increase revenues, decrease operating costs, and complete equity and/or debt financings. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We estimate that we will not be able to continue as a going concern after December 31, 2016 unless we are able to secure capital from one of these sources of financing. If we are unable to secure such financing, we may cease operations and investors in our common stock could lose all of their investment.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, and audit committee oversight. We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1,000,000,000, if we issue more than $1,000,000,000 in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $100,000,000 as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following June 30. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

If we are unable to retain our staff, our business and results of operations could be harmed.

Our ability to compete with other athletic apparel companies, and develop our business is largely dependent on the services of Deborah Thomas and Elliott Polatoff, our Chief Executive Officer and Secretary respectively, and other employees and contractors which assist her in management and operation of the business. If we are unable to retain Mrs. Thomas’ services and to attract other qualified senior management and key personnel on terms satisfactory to us, our business will be adversely affected. We do not have key man life insurance covering the life of Mrs. Thomas and, even if we are able to afford such a key man policy, our coverage levels may not be sufficient to offset any losses we may suffer as a result of Mrs. Thomas’ death, disability, or other inability to perform services for us.

We may acquire businesses and enter into joint ventures that will expose us to increased operating risks.

As part of our growth strategy, we intend to acquire other athletic apparel related businesses. We cannot provide any assurance that we will find attractive acquisition candidates in the future, that we will be able to acquire such candidates on economically acceptable terms or that we will be able to finance acquisitions on economically acceptable terms. Even if we are able to acquire new businesses in the future, they could result in the incurrence of substantial additional indebtedness and other expenses or potentially dilutive issuances of equity securities and may affect the market price of our common stock or restrict our operations. We have also entered into joint venture arrangements intended to complement or expand our business and will likely continue to do so in the future. These joint ventures are subject to substantial risks and liabilities associated with their operations, as well as the risk that our relationships with our joint venture partners do not succeed in the manner that we anticipate.

We face intense competition and, if we are not able to effectively compete in our markets, our revenues may decrease.

Competitive pressures in our markets could adversely affect our competitive position, leading to a possible loss of customers or a decrease in prices, either of which could result in decreased revenues and profits. Our competitors are numerous, ranging from large multinational corporations, which have significantly greater capital resources than us, to relatively small and specialized firms. We also compete with the major manufacturers. Our business could be adversely affected because of increased competition from these athletic apparel companies.

Current and future litigation could adversely affect us.

We are not currently involved in any legal proceedings. However, we may become involved in other legal proceedings in our ordinary course of business. Lawsuits and other legal proceedings can involve substantial costs, including the costs associated with investigation, litigation and possible settlement, judgment, penalty or fine. As a smaller company, the collective costs of litigation proceedings can represent a drain on our cash resources, as well as an inordinate amount of our Management’s time and addition. Moreover, an adverse ruling in respect of certain litigation could have a material adverse effect on our results of operation and financial condition.

We have limited the liability of our board of directors and management.

We have adopted provisions in our Articles of Incorporation which limit the liability of our directors and officers and have also adopted provisions in our bylaws which provide for indemnification by the Company of our officers and directors to the fullest extent permitted by Utah corporate law. Our Articles of Incorporation generally provide that our directors shall have no personal liability to the Company or its stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit our shareholders’ ability to hold directors liable for breaches of fiduciary duty.

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Our share structure could impede a non-negotiated change of control of the Company.

On December 2, 2013, the Company issued 10,000,000 founder’s shares of the Company to Ms. Thomas, our Chief Executive Officer, in exchange for initial funds and services provided to the Company. As a result Mrs. Thomas holds a controlling interest in the Company. Consequently, any attempt to take over the Company without the consent of Mrs. Thomas would be extremely difficult to achieve. Because of the disproportionate voting control of Mrs. Thomas, she alone could inhibit, delay, or frustrate entirely an attempt by others to take over control of our Company and could prevent our shareholders from obtaining a premium for their shares.

Risks Relating To This Offering and Our Common Stock

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

Holders holding 850,000 shares of common stock may resell their shares of Common stock through this prospectus. Should the selling stockholders decide to sell their shares at a price below the market price as quoted on OTC Markets, the price may continue to decline. A steep decline in the price of our common stock upon being quoted on OTC Markets would adversely affect our ability to raise additional equity capital, and even if we were successful in raising such capital, the terms of such raise may be substantially dilutive to current shareholders.

The market price of our common stock may fluctuate significantly.

The market price and marketability of shares of our common stock may be affected significantly by numerous factors, including some over which we have no control and which may not be directly related to us. These factors include the following:

•	Our relatively small number of outstanding shares;
•	The lack of trading volume in our shares;
•	Price and volume fluctuations in the stock market from time to time, which often are unrelated to our operating performance;
•	Variations in our operating results;
•	Any shortfall in revenue or any increase in losses from expected levels;
•	Announcements of new initiatives, joint ventures, or commercial arrangements; and
•	General economic trends and other external factors.

If the trading price of our common stock falls significantly following completion of this offering, this may cause some of our shareholders to sell our shares, which would further adversely affect the trading market for, and liquidity of, our common stock. If we seek to raise capital through future equity financings, this volatility may adversely affect our ability to raise such equity capital.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there might be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC Markets, investors should consider any secondary market for our common shares to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication, which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance

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Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our common shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our common shares and may affect the ability of purchasers to sell any of our common shares in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

None of our outstanding common shares are currently eligible for resale under Rule 144. In general, persons holding restricted securities in a Securities & Exchange Commission reporting company, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. If substantial amounts of our common stock become available for resale under Rule 144, prevailing market prices for our common stock will be reduced.

If in the future we are not required to continue filing reports under Section 15(d) of the 1934 Act, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common shares can no longer be quoted on the OTC Markets, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common stock can no longer be quoted on the OTC Markets, which could reduce the value of your investment. Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective. Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our

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officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. Thus the filing of a Form 8-A in such event makes our common shares continued to be able to be quoted on the OTC Markets.

We may, in the future, issue additional securities, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize us to issue 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of the date of this prospectus, we had 10,915,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 39,085,000 shares of common stock and 10,000,000 shares of preferred stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our common stock. Our board of directors may designate the rights, terms and preferences of our authorized but unissued preferred shares at its discretion including conversion and voting preferences without notice to our shareholders.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We have never paid a dividend and we intend to retain any future earnings to finance the development and expansion of our business. Consequently, we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. We cannot assure you that stockholders will be able to sell shares when desired.

selling stockholders

The selling stockholders may offer and sell, from time to time, any or all of the Common stock registered for resale hereunder. Because the selling stockholders may offer all or only some portion of the 850,000 shares of Common stock to be registered, we cannot estimate the amount or percentage of these shares of common stock that will be retained by the selling stockholders. Consequently, we have assumed, for purposes of the table below, that none of the selling stockholders have sold any of their shares of common stock.

The computation of ownership in the table below is not made pursuant to the beneficial ownership rules of the Commission under “Security Ownership of Certain Beneficial Owners and Management” on page 17, but is instead based solely upon the name of the titled holder of such shares as at October 17, 2016, the most recent practicable date. Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. To our knowledge, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

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				Number of
				Common
				Shares	Percentage
				held after	held after
				Offering	offering
				assuming	assuming
				all	all
	Number		Number of	Common	Common
	Of Common	Percentage	Common	Shares	Shares
	Shares Held	owned before	Shares	being	being
	before the	the	Being	registered	registered
Name of Beneficial Holder	Offering	Offering (1)	Offered	are Sold(2)	are sold(2)
Pinchas Rosenbaum	10,000	.09%	10,000	0	0
Mordecai Lent	10,000	.09%	10,000	0	0
Naftali Solomon	200,000	1.8%	200,000	0	0
Alan Hammer	10,000	.09%	10,000	0	0
Joseph Fulda	20,000	.18%	20,000	0	0
Jonathan Polansky	20,000	.18%	20,000	0	0
Irving Katz	20,000	.18%	20,000	0	0
Faigie Schorr	10,000	.09%	10,000	0	0
Donald Katz	20,000	.18%	20,000	0	0
Yosaif Krohn	10,000	.09%	10,000	0	0
Domenico Antonelli	100,000	.92%	100,000	0	0
Shima Solomon	200,000	1.83%	200,000	0	0
Steve Mellner	150,000	1.37%	150,000	0	0
Chene C. Gardner& Associates	15,000	.14%	15,000	0	0
Kenneth I. Denos P.C	15,000	.14%	15,000	0	0
Kyle M. Denos	30,000	.27%	30,000	0	0
Mary Foster	5,000	.05%	5,000	0	0
Jake Arave	5,000	.05%	5,000	0	0
Total	850,000	7.74%	850,000	0	0%

(1) For each selling stockholder, the number of shares of common stock and percentage of ownership is based upon 10,915,000 shares issued and outstanding as of October 17, 2016. As of such date there are no shares of common stock subject to options, warrants, and/or conversion rights held directly by any selling stockholder that are currently exercisable or exercisable within 60 days. The table above attributes ownership to the named holder of the common stock and to no other person. The table also assumes that each selling stockholder will sell all of his, her, or its shares in the offering.

(2) Assuming that all 850,000 shares registered are sold.

Holders of Record

We have 21 shareholders of record.

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Offers and Sales of Securities

		Total			How
	Price	Consideration	Number		Shareholder
	Per	Paid by	of Shares	Payment	Know at	Offer	Sale
Name	Share Paid	Shareholder	Purchased	Method	Time of Offer	Date	Date
Pinchas Rosenbaum	$.05	$500	10,000	Check	Pre-existing relationship with Elliot Polatoff	08/08/2016	09/01/2016
Mordecai Lent	$.05	$500	10,000	Check	Pre-existing relationship with Elliot Polatoff	08/08/2016	08/25/2016
Naftali Solomon	$.05	$10,000	200,000	Check	Pre-existing relationship with Elliot Polatoff	07/25/2016	08/11/2016
Alan Hammer	$.05	$500	10,000	Check	Pre-existing relationship with Elliot Polatoff	08/08/2016	09/06/2016
Joseph Fulda	$.05	$1,000	20,000	Check	Pre-existing relationship with Elliot Polatoff	08/08/2016	09/12/2016
Jonathan Polansky	$.05	$1,000	20,000	Check	Pre-existing relationship with Elliot Polatoff	08/08/2016	09/07/2016
Irving Katz	$.05	$1,000	20,000	Check	Pre-existing relationship with Elliot Polatoff	08/08/2016	09/05/2016
Faigie Schorr	$.05	$500	10,000	Check	Pre-existing relationship with Elliot Polatoff	08/08/2016	09/12/2016
Donald Katz	$.05	$1,000	20,000	Check	Pre-existing relationship with Elliot Polatoff	08/08/2016	09/02/2016
Yosaif Krohn	$.05	$500	10,000	Check	Pre-existing relationship with Elliot Polatoff	08/08/2016	09/14/2016
Domenico Antonelli	$.05	$5,000	100,000	Check	Pre-existing relationship with Elliot Polatoff	08/25/2016	09/19/2016
Shima Solomon	$.05	$10,000	200,000	Check	Pre-existing relationship with Elliot Polatoff	08/25/2016	09/19/2016
Steve Mellner	$.05	$7,500	150,000	Check	Pre-existing relationship with Elliot Polatoff	08/25/2016	10/11/2016
Chene C. Gardner & Associates	$.05	$750	15,000	Services	Pre-existing relationship with Deborah Thomas	07/25/2016	10/02/2016
Kenneth I. Denos P.C	$.05	$750	15,000	Services	Pre-existing relationship with Deborah Thomas	07/25/2016	10/02/2016
Kyle M. Denos	$.05	$1,500	30,000	Services	Pre-existing relationship with Deborah Thomas	07/25/2016	10/02/2016
Mary Foster	$.05	$250	5,000	Services	Pre-existing relationship with Deborah Thomas	07/25/2016	10/02/2016
Jake Arave	$.05	$250	5,000	Services	Pre-existing relationship with Deborah Thomas	07/25/2016	10/02/2016
Total		$42,750	850,000

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Our selling stockholders hold an aggregate of 850,000 shares of common stock. As reflected in the chart above from our inception on December 2, 2013, to present, we sold 780,000 common shares for cash consideration of $39,000 and issued 70,000 common shares for services to the selling stockholders. We are registering all 780,000 common shares sold for cash consideration and 70,000 common shares issued for services. We are not registering common shares held by our officers, directors, or affiliates.

We relied on Section 4(2) of the Securities Act of 1933, as amended for the offer and sale of the securities below. We believe that Section 4(2) was available because:

•	Each investor had a pre-existing relationship with our Chief Executive Officer, Deborah Thomas or our Secretary, Elliot Polatoff at the time of the offer and sale.
•	None of these issuances involved underwriters, underwriting discounts or commissions.
•	Restrictive legends were and will be placed on all certificates issued as described above.
•	The distribution did not involve general solicitation or advertising.
•	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

In connection with the foregoing transactions, we provided the following to all investors:

•	Access to all our books and records.
•	Access to all material contracts and documents relating to our operations.
•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC Markets, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

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PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 850,000 shares of common stock. The selling shareholders will offer their shares at $.05 per share until our shares are quoted on the OTC Markets and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

The securities offered by this prospectus will be sold by the selling shareholders. Selling shareholders in this offering may be considered underwriters. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the over the counter markets, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment to this registration statement disclosing such matters.

OTC Markets Considerations

To be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Markets.

The OTC Markets is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Markets.

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Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company.

 Although we anticipate listing on the OTC Markets will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Markets rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Markets securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTC Markets transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTC, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution. Because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which we are involved.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Board of Directors

Our board of directors consists of the following individuals:

Name and Year First Elected Director(1)	Age	Background Information
Deborah Thomas (2013)	43

Deborah, age 43, is the Chief Executive Office, and Chairman of Croe, Inc. since December 2013. Mrs. Thomas has been in the fitness industry for over 20 years. From September 2010 until July 2012, Mrs. Thomas founded and owned, Empower Dance LLC, where children of all ages would come and not only learn the art of dance but learn how to make their lives better through yoga, fitness, and leadership seminars that she would present. Mrs. Thomas also is a certified cycle and group fitness instructor and received her certifications through Schwinn and Ace respectively.

Elliott Polatoff (2016)	48

Elliott Polatoff, age 45, is a member of the Company’s board of directors since July, 2016. Prior to this, Mr. Polatoff was the office manager of Five Towns Neurology from December 1, 2012 until May 1, 2013. From June 2012, until October 2012, Mr. Polatoff was the residential manager of Human Care Services. From September 2007 until September 2009, Mr. Polatoff was the Chief Executive Officer of Party Source, Inc., an entertainment company.

(1) The business address of our directors is 11650 South State Street, Suite 240, Draper, UT 84020.

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Director Independence

No member of our Board of Directors is considered an “independent director” as such term is defined in the published listing requirements of the New York Stock Exchange.

Compensation of Directors

Although we anticipate compensating the members of our board of directors in the future at industry levels, current members are not paid cash compensation for their service as directors. Each director may be reimbursed for certain expenses incurred in attending board of directors and committee meetings.

Board of Directors Meetings and Committees

Although various items were reviewed and approved by the Board of Directors via unanimous written consent during the years ended December 31, 2015, and 2014, the Board held no in-person meetings.

We do not have Audit or Compensation Committees of our board of directors. Because of the lack of financial resources available to us, we also do not have an “audit committee financial expert” as such term is described in Item 401 of Regulation S-K promulgated by the SEC.

Executive Officers

Deborah Thomas is our sole executive officer, serving as our Chief Executive Officer, with a business background is as follows:

Name and Year First Appointed as Executive Officer	Age	Background Information
Deborah Thomas (2014)	43	Deborah, age 43, is the Chief Executive Officer and Chairman of Croe, Inc. since December 2013. Mrs. Thomas has been in the fitness industry for over 20 years. From September 2010 until July 2012, Mrs. Thomas founded and owned, Empower Dance LLC, where children of all ages would come and not only learn the art of dance but learn how to make their lives better through yoga, fitness, and leadership seminars that she would present. Mrs. Thomas also is a certified cycle and group fitness instructor and received her certifications through Schwinn and Ace respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 2, 2013, the Company issued 10,000,000 founder’s shares of the Company to Mrs. Thomas, our Chief Executive Officer, in exchange for initial funds and services provided to the Company.

Family Relationships and Other Matters

John D. Thomas P.C., owns 15,000 shares of our common stock, which are not being registered in this offering. John D. Thomas is the principal of John D. Thomas P.C., and Mr. Thomas is the husband of our Chief Executive Officer, Deborah Thomas. There are no other family relationships between any of our shareholders and our officers and directors.

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Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;
•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; and/or
•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Corporate Governance

We do not have any standing audit, nominating and compensation committees of the board of directors, or committees performing similar functions. We do not currently have a Code of Ethics applicable to our principal executive, financial or accounting officer. All Board actions have been taken by Written Action rather than formal meetings.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth the beneficial ownership of each of our directors and executive officers, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and our executive officers and directors as a group, as of October 17, 2016. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power and has the same address as us. Our address is 11650 South State Street, Suite 240, Draper, Utah 84020. The following table describes the ownership of our voting securities, based on 10,915,000 shares of Common stock outstanding. (i) by each of our officers and directors, (ii) all of our officers and directors as a group, and (iii) each person known to us to own beneficially more than 5% of our common stock or any shares of our preferred stock.

Name of Beneficial Owner(1)	Number of Common Shares Beneficially Owned(2)	Percent of Class(3)
Deborah Thomas(4)	10,000,000	91.62%
Elliott Polatoff(5)	50,000.46%
All officers and directors as a group (2 persons)	10,050,000	92.08%

(1)     The address of each officer, director, and beneficial owner is c/o CROE, Inc., 11650 South State Street, Suite 240, Draper UT 84020.

(2)     The number of shares of Common stock beneficially owned by any shareholder is determined by the sum of (i) all shares of common stock held directly or indirectly by such shareholder, and (ii) shares of common stock subject to options, warrants and/or conversion rights deemed beneficially owned by the shareholder that are currently exercisable or exercisable within 60 days.

(3)     The calculation of percentage of beneficial ownership is based upon: (i) 10,915,000 shares of Common stock issued and outstanding as of October 17, 2016, and (ii) shares of common stock subject to options, warrants and/or conversion rights deemed beneficially held by the shareholder that are currently exercisable or exercisable within 60 days. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants, and conversion rights to obtain additional securities, and that no other shareholder has exercised such rights. Except as otherwise indicated below, the persons and entity named in the table have sole voting and investment power with respect to all shares of common stock and voting rights shown as beneficially owned by them, subject to applicable community property laws.

(4)     Chief Executive Officer and Chairman of the Board of Directors of the Company.

(5)     Director and Secretary of the Company.

DESCRIPTION OF Securities

The selling stockholders are offering up to 850,000 shares of Common stock for resale in quoted or private transactions, at fixed or negotiated prices. The following description of our capital stock is based on relevant portions of the Utah Revised Business Corporation Act (the “Utah Act”), and on our Articles of Incorporation and Bylaws. This summary may not contain all of the information that is important to you, and we refer you to the Utah Act and our Articles of Incorporation and Bylaws for a more detailed description of the provisions summarized below. Our Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

CROE was organized as a corporation under the laws of the State of Utah on December 2, 2013. Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share. As of October 17, 2016, there were approximately 21 record holders of our common stock. There are no outstanding options or warrants to purchase our stock.

Our Articles of Incorporation provides that our board of directors may not amend our Articles of Incorporation without approval of our shareholders, including holders of our preferred shares. A decrease or increase in the number of shares of capital stock which we may issue would require an amendment of our Articles of Incorporation

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As of October 17, 2016, we had 10,915,000 shares of Common stock issued and outstanding,and 0 shares of preferred stock issued and outstanding.

Common Stock

We may issue up to 50,000,000 shares of common stock. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on an as converted basis on all matters submitted to a vote of stockholders, including the election of directors. Accordingly, the holders of more than fifty percent (50%) of the total voting rights on matters presented to our common stockholders can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any such directors. The vote of the holders of a majority of the holders entitled to vote on matters submitted to our common stockholders including of our Series A Preferred Shares described below is sufficient to authorize, affirm, ratify, or consent to such act or action, except as otherwise provided by law.

To date, we have paid no cash dividends on our shares of common stock. Any future disposition of dividends will be at the discretion of our Board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. We have no present plans for future cash or stock dividends. We intend to retain future earnings, if any, to provide funds for operation of our business.

Holders of our common stock have no preemptive rights. All outstanding shares of our common stock are validly issued, fully paid and non-assessable.

All shares of common stock outstanding are validly issued, fully paid and non-assessable.

Preferred Stock

We may issue up to 10,000,000 shares of preferred stock,par value $0.001 per share. We currently have no classes of preferred stock designated, and no shares of preferred stock are issued and outstanding.

Utah Anti-Takeover Laws

As a Utah corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Utah law. The Utah Control Shares Acquisition Act (UCSAA) applies to “control shares” of an “issuing public corporation.” The UCSAA defines “control shares” as the shares of an issuing public corporation that would entitle a person to exercise voting power within any of the following ranges of voting power:

•	1/5 or more but less than 1/3 of all voting power.
•	1/3 or more but less than a majority of all voting power.
•	A majority or more of all voting power.

(Utah Code § 61-6-2(1).)

The UCSAA defines an issuing public corporation as a corporation, other than a depository institution, that is organized under the laws of the state of Utah and that has all of the following:

•	100 or more shareholders.
•	Its principal place of business, its principal office, or substantial assets in the state of Utah.
•	Either:
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•	more than 10% of its shareholders residing in the state of Utah;
•	more than 10% of its shares owned by Utah residents; or
•	10,000 shareholders residing in the state of Utah.

(Utah Code § 61-6-5.)

Any person who proposes to make or has made a control share acquisition (as defined in the UCSAA) may deliver an acquiring person statement to the public corporation. The statement must contain:

•	The identity of the acquiring person and each other member of any group of which the person belongs to.
•	A statement that the acquisition statement is given under the UCSAA.
•	The number of shares of the public corporation owned by the acquiring person and each other member of the group.
•	The range of voting power under which the control share acquisition falls, if completed.
•	If the control share acquisition has not taken place:
•	a description in reasonable detail of the proposed control share acquisition; and
•	a statement by the acquiring person stating that the acquisition is not contrary to law and that the acquiring person has the financial capacity to make the proposed control share acquisition.

(UCSAA § 61-6-7.)

After the acquiring person statement has been delivered to the corporation, the corporation must call a meeting of the shareholders to vote on the proposed acquisition. The proposed acquisition must be approved by each voting group entitled to vote, voting separately, by a majority of the votes entitled to be cast by that group (excluding all interested shares). (UCSAA § 61-6-10.)

A corporation’s articles of incorporation or by-laws may provide that this chapter does not apply to control share acquisitions of shares of the corporation. However, the provision must have been adopted before a control share acquisition to exempt it. (UCSAA § 61-6-6.)

INTEREST OF NAMED EXPERTS

The financial statements for December 31, 2014 and 2015, included in this prospectus have been audited by Michael T. Studer CPA P.C. independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by John D. Thomas P.C. John D. Thomas P.C. owns 15,000 shares of our common stock, which are not being registered in this offering. John D. Thomas is the principal of John D. Thomas P.C., and Mr. Thomas is the husband of our Chief Executive Officer, Deborah Thomas.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Utah Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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DESCRIPTION OF BUSINESS

Organization Within The Last Five Years

We were incorporated in the state of Utah on December 2, 2013, to engage in the development and sale of women's fitness clothing.

Our principal executive office is located at 11650 South State St. Suite 240, Draper, Utah 84020, and our telephone number 801-816-2522. Information contained in, or accessible through, our website does not constitute part of this prospectus.

We have not been involved in a bankruptcy receivership or similar proceeding. Additionally, we have not been involved in a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

From our inception on December 2, 2013, until the present, we have had limited operating activities. During the nine months ended September 30, 2016 and 2015, we had revenues of $-0- and $308 respectively. During the fiscal years ending December 31, 2015 and 2014, we had revenues of $308 and $1,192, respectively.

During the fiscal years ending December 31, 2015 and 2014, we received related party loans. The balance due on these loans as of December 31, 2015 and 2014 was $17,149 and $12,999, respectively. During 2016, we have received an aggregate of $39,000 from the sale of our common stock. We have used all proceeds from the loans and the offering for working capital.

Our independent registered public accounting firm has issued an audit opinion for our Company which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We do not own physical properties.

We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Our Business

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the Company; (ii) development of our business plan; (iii) development of our water and radio-wave resistant sports bra pocket ("CroeNest") and other fitness apparel; (iv) development of our brand; (v) and marketing and sales of Croe hats and jewelry. We have not completed development of our CroeNest and apparel and there is no assurance that we will be successful in completing the development.

We are developing a pocket, or CroeNest, to hold your phone while you are exercising or going about your daily activities.   This is the hallmark product of our company. The CroeNest has been developed with a radiation repellent material that  blocks the 99.9% of the radiation and radiowave.

We have found skin compatible fabrics for radio frequency shielding (cellphones and cell tower radiation, cordless phones, wi-fi, radar, microwave oven leakage, TV broadcast etc). Extremely thin silver coated copper wires are spun with cotton or polyester yarns, then woven into washable, comfortable, and durable fabrics with the look and feel of normal fabric.

The fabrics we are testing materials to use for the CroeNest have the following characteristics:

•	ecological cotton fabric without chemicals
•	contain no harmful substances
•	independently tested for shielding performance
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•	non-conductive surface
•	no grounding needed
•	translucent
•	unbleached ecological cotton fabric
•	extremely wide format (8.2 feet wide)
•	washable, easy to iron, cut and sew

Technical data

•	raw materials: 82% cotton, 17% copper, 1% silver
•	attenuation: 38 dB at 1 GHz
•	color: Ecru-White
•	weight: 69 g/m²
•	dimension stability: 3%

We have also found a light weight water resistant material to add to our CroeNest to keep your phone dry while you sweat. The finalization of the CroeNest does not require any more capital to develop. It will require additional capital to incorporate the CroeNest into the design of our sports bras and other products.

We plan to develop our Croe brand to be functional and protective. Our team plans to develop a product that every runner, cyclist and active person may want.

Our plan for bringing this product to the national and international retail distribution market is five-fold:

•	Acquire investment capital to design and manufacture our fitness apparel.
•	Create a systematic, duplicable process within our business for inventory management and order fulfillment.
•	Utilize an aggressive marketing platform including sales team, social media, trade shows, athletic events and sponsored events to drive a product demand; as well as any publicity resulting from our philanthropic endeavors.
•	Penetrate the U.S. market.
•	Penetrate the international market, beginning with Canada, Australia and the UK. Once established in these markets, we have goals to expand into Europe, South America, South Africa, and Southeast Asia.

Consistent with Croe’s philosophy of encouraging individuals to pursue their passions, the company is dedicated to supporting and promoting causes in the areas of health, education, and athletics.  With the resources acquired through business expansion, Croe is committed to assisting individuals and communities achieve a higher quality of life through these three areas.

To secure the future of our brand, Croe will continue investing in its leadership marketing team and strategic partners to develop and further the business.  Insisting upon evolving with the ever-changing trends of the marketplace, our goal is to always utilize the necessary assets for brand growth and sustainability.  We aim to capitalize on the same opportunities that enable our competitors to thrive and to surpass them through the universal appeal of our philosophy and vision.

Our revenue thus far has been created by the sale of accessories including hats and jewelry with our Croe brand and logo. We plan to continue producing these items, but our main focus will be to get our sports bras through design and into production.

Market

The national athletic apparel market continues to dominate the U.S. retail segment of the economy. According to the New York Times, athletic and sports footwear made up about $21 billion dollars of the $63 billion dollar sporting goods market in 2015. Internationally, sports apparel and footwear sales have jumped 42% to $270 billion over the past seven years.

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According to a new report by Allied Market Research titled, "World Sports Apparel - Market Opportunities and Forecasts, 2014-2020", the world sports apparel market is expected to generate revenue of $184.6 billion by 2020, growing at a CAGR of 4.3% during the forecast period, 2015-2020. Growing health awareness, increasing disposable income and a surge in female participation in sports are the major factors driving the growth of the world sports apparels market.

The sports apparel market is categorized, based on end users, into apparels for men, women and kids. The men segment dominates the world sports apparel market, constituting around 52% of the total market revenue. The women segment is the second biggest contributor, expected to grow at a relatively higher CAGR of 5.7% during the forecast period, on account of the growing interest and participation of women in different sports activities.

Due to the extreme growth in athletic apparel, a significant number of start-ups are getting into the business. However, most lack the relationships, experience and resources to be successful. One of the most daunting challenges any company faces is being able to manufacture, produce and effectively market their products for their product sales initiatives.

Sales and Marketing Plan

3rd Party Marketing

We plan to retain 3rd Party Marketing firm(s) for:

•	Full four season product to market calendar including development, sales, production and fulfillment schedule.
•	Product finishing, UPC service setup, EDI service setup, Warehouse and Third Party Logistics (3PL) setup, backend inventory management and order fulfillment systems.
•	Guide and integrate sales plans/strategies into marketing and distribution initiatives.
•	Will assist in tradeshow strategies and integration.

Social Media/Multi-Media

Facebook, Instagram, Twitter, Pinterest, Youtube, Vimeo:

•	Primarily Instagram, Facebook and Youtube; plans to utilize Twitter and Pinterest
•	Ads, contests, current themes (line drops, sponsored events, promotions, etc.)
•	Instagram and Facebook
•	You tube video brand promos and commercials

Celebrity Endorsements

•	Product placement
•	Photo shoots
•	Utilizing celebrity social networks to advertise and network
•	Video promos
•	Celebrity meet and greets

Sponsored Events

Concerts, sporting events & philanthropic events:

•	Co-promote with investment in event and ROI on event sales, plus sales of merchandise
•	Co-promote with no investment in event, just sales of merchandise and exposure
•	Philanthropic events to promote and help fund local causes

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Market Place Events

Sporting Events

•	Setup at these events in Arizona, California, Colorado, Nevada and Utah
•	Plans to do events in Oregon and Washington
•	Whatever regions retail stores carry our product in, we will have a presence at events in those regions.

Tradeshows

In the summer of 2017, Croe plans on attending one or two national trade shows and at least a half dozen regional trade shows.

•	National trade shows include Agenda, Magic and/or Capsule, in order of priority. These are all in Las Vegas.
•	Regional trade shows would primarily be in Utah, but also looking to do some in Colorado, Arizona, Nevada and California.

Press & Magazine Ads

Mostly in local publications, but also in a few strategic national publications

Employees and Consultants

We have 2 employees who are also our officers and director. Our chief executive officer and director, Deborah Thomas oversees our day to day operations and product development. Our secretary and Director Elliot Polatoff, oversees our financial matters.

None of our employees are employed under a collective bargaining agreement. We believe we have an excellent relationship with our employees and independent contractors.

We intend to hire additional employees and independent contractors on an as needed basis.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Location

Our offices are located at 11650 South State St. Suite 240, Draper Utah. We lease our offices at this location pursuant to a written lease with a term from October 1, 2016 to December 31, 2017. We occupy approximately 500 square feet at this location in exchange for $500 per month. To date, we have not paid rents and all amounts will begin to be due on January 1, 2017.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

Patents and Trademarks

We currently have not obtained any patents. We do have trademark protection which was filed during 2014 for our name, CROE, and for our logo, serial numbers 86233256 and 86233254 respectively.

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Competitive Business Conditions

The fitness apparel industry is highly competitive and rapidly changing. Our ability to compete depends upon many factors within and outside our control, including the timely development and introduction of our fitness clothing and its enhancements, its functionality, performance, reliability, customer service and support and marketing efforts. Due to the relatively low barriers to entry in the textiles market, we expect additional competition from other emerging companies. Many of our existing and potential competitors are substantially larger than us and have significantly greater financial, technical and marketing resources. As a result, they may be able to respond more quickly to fashion changes and have greater resources for the development and promotion of their products. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressure will not have a material adverse effect on our business, operating results and financial condition.

Government Approvals

We are not required to obtain governmental approval of our products.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

Sources and Availability of Raw Materials

We do not use raw materials in our business.

Backlog of Orders

We have no backlog of orders.

Seasonal Aspect of our Business

We anticipate a fluctuation for demand of our products affected by seasonal factors. We anticipate a higher demand during the holiday season for consumers gifting our products.

Status of any Publicly Announced New Product or Service

We do not have any publicly announced new product or service.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are an emerging growth fitness apparel company with the mission of creating the most supportive, protective, innovative sports bras and fitness apparel on the market. Our principal sources of revenue are expected to be from the manufacturing and selling of women’s athletic apparel. General and administrative expenses have been comprised of administrative wages and benefits; occupancy and office expenses; outside legal, accounting and other professional fees; travel and other miscellaneous office and administrative expenses. Selling and marketing expenses include selling/marketing wages and benefits, advertising and promotional expenses, as well as travel and other miscellaneous related expenses.

Because we have incurred losses, income tax expenses are immaterial. No tax benefits have been booked related to operating loss carryforwards, given our uncertainty of being able to utilize such loss carryforwards in future years. We anticipate incurring additional losses during the coming year.

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Liquidity and Capital Resources

As of December 31, 2015, our working capital deficit of $16,775 was comprised of total current assets of $2,013 and total current liabilities of $18,788. We continued to consume working capital in the pursuit of our business plan utilizing proceeds from advances from related parties.

We do not believe that the Company’s current capital resources will be sufficient to fund its operating activity and other capital resource demands during the next year. Our ability to continue as a going concern is contingent upon our ability to obtain capital through the sale of equity or issuance of debt, and ultimately attaining profitable operations. We expect that any financing we receive will be similar to what we have heretofore received over the previous two years to enable us to operate. We cannot assure you that we will be able to successfully complete any of these activities.

The independent registered public accounting firm’s report on our financial statements as of December 31, 2015, includes a “going concern” explanatory paragraph that describes substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to the factors prompting the explanatory paragraph are discussed below and also in Note 8 to the financial statements.

We are presently seeking additional debt and equity financing to provide sufficient funds for payment of obligations incurred and to fund our ongoing business plan.

We expect to generate revenue pursuant to our new business plan and expect to rely on equity and debt financings to fund our capital resources requirements. We will be dependent on additional debt and equity financing to develop our new business but we cannot assure you that any such financings will be available or will otherwise be made on terms acceptable to us, or that our present shareholders might suffer substantial dilution as a result.

Net cash used in operating activities was $4,361 during the year ended December 31, 2015, with a net loss of $5,510, a decrease in accounts receivable of $493, an increase in inventory of $215, and an increase in accounts payable and accrued expenses of $871.

During the year ended December 31, 2015, the Company had no net cash flows from investing activities.

During the year ended December 31, 2015, the Company had $4,150 in net cash provided by financing activities which consisted of advances from related parties.

Results of Operations

Years Ended December 31, 2015 and 2014

Revenues. Net revenues for the years ended December 31, 2015 and 2014 were $308 and $1,192, respectively.

Cost of Sales. Cost of sales for the years ended December 31, 2015 and 2014 were $74 and $287, respectively.

Professional and accounting fees. Professional and accounting fees for the years ended December 31, 2015 and 2014 were $861 and $3,268, respectively. The Company expects professional and accounting fees to increase in the future due to the fees associated with the Company filings with the Securities and Exchange Commission.

Other selling general and administrative expenses (“SG&A”). Total other selling, general and administrative expense for the years ended December 31, 2015 and 2014 were $4,883 and $8,902, respectively.

Net Income (Loss). Net loss for the year ended December 31, 2015 was $5,510 compared to net loss of $11,265 for the year ended December 31, 2014.

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Nine Months Ended September 30, 2016 and 2015

Revenues. Net revenues for the nine months ended September 30, 2016 and 2015 were $-0- and $308, respectively.

Cost of Sales. Cost of sales for the nine months ended September 30, 2016 and 2015 were $-0- and $74, respectively.

Professional and accounting fees. Professional and accounting fees for the nine months ended September 30, 2016 and 2015 were $26,000 and $861, respectively. The Company expects professional and accounting fees to increase in the future due to the fees associated with the Company filings with the Securities and Exchange Commission.

Consulting fees. Consulting fees for the nine months ended September 30, 2016 and 2015 were $5,000 and $-0-, respectively.

Other selling general and administrative expenses (“SG&A”).Total other selling, general and administrative expense for the nine months ended September 30, 2016 and 2015 were $11 and $4,883, respectively.

Net Income (Loss). Net loss for the nine months ended September 30, 2016 was $31,011 compared to net loss of $5,510 for the nine months ended September 30, 2015.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Subsequent Events

The Company has evaluated subsequent events since September 30, 2016, and concluded there were no other events or transactions, other than those disclosed above, occurring during this period that required recognition or disclosure in its financial statements.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Provisions of the Utah Act, Articles of Incorporation and Bylaws

Our Articles of Incorporation and bylaws provide that our board of directors will have the exclusive power to make, alter, amend or repeal any provision of our bylaws.

Business Combinations

Section 16-10a-1801 of the Utah Act, is applicable to corporations organized under the laws of the State of Utah. Subject to certain exceptions set forth therein, Section 16-10a-1801 of the Utah Act provides that a corporation shall not engage in any business combination with any “interested stockholder” for a two-year period following the date that such stockholder becomes an interested stockholder. Under certain circumstances, Section 16-10a-1801 of the Utah Act makes it more difficult for an interested stockholder to effect various business

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combinations with a corporation for a two-year period, although the stockholders may, by adopting an amendment to the corporation's charter or by-laws, elect not to be governed by this section. Our charter and by-laws do not exclude us from the restrictions imposed under Section 16-10a-1801 of the Utah Act. It is anticipated that the provisions of Section 16-10a-1801 of the Utah Act may encourage companies interested in acquiring us to negotiate in advance with the board of directors.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments,” requires us to disclose, when reasonably attainable, the fair market values of its assets and liabilities, which are deemed to be financial instruments. Our financial instruments consist primarily of cash.

PER SHARE INFORMATION

We compute net loss per share in accordance with FASB ASC 205 “Earnings per Share”. FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations.

Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

STOCK OPTION GRANTS

We have not granted any stock options to our officers and directors since our inception. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for fitness apparel companies.

PROPERTIES

Our offices are located at 11650 South State St. Suite 240, Draper Utah. We lease our offices at this location pursuant to a written lease with a term from October 1, 2016 to December 31, 2017. We occupy approximately 500 square feet at this location in exchange for $500 per month. To date, we have not paid rents and all amounts will begin to be due on January 1, 2017. We believe our facilities are suitable for our present needs.

We do not currently rent any property other than our current location at 11650 South State St. Suite 240, Draper Utah. We do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 2, 2013, the Company issued 10,000,000 founder’s shares of the Company to Mrs. Thomas, our Chief Executive Officer, in exchange for initial funds and services provided to the Company.

We occupy office space owned by a shareholder pursuant to a written agreement. No rent has been paid and rent will start to accrue at the rate of $500 per month on January 1, 2017.

On October 2, 2016, the Company issued 50,000 shares of common stock to Elliott Polatoff, our Secretary and Director, in exchange for services provided to the Company.

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On October 2, 2016, the Company issued 15,000 shares of common stock to John D. Thomas P.C., our Legal Counsel, in exchange for services provided to the Company. John Thomas, the principal of John D. Thomas P.C., is married to our Chief Executive Officer, Deborah Thomas.

Corporate Governance and Director Independence

Our Board of Directors has not established Audit, Compensation, and Nominating or Governance Committees as standing committees. The Board does not have an executive committee or any committees performing a similar function. We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. Our Directors have determined that they are not “independent” under the definition set forth in the listing standards of the NASDAQ Stock Market, Inc., which is the definition that the Board has chosen to use for the purposes of the determining independence, as the OTC Markets does not provide such a definition. Therefore, both our directors are not independent.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and
•	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

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OTC Markets Qualification for Quotation

To have our shares of common stock on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our common stock under Rule 144.

Sales of our common stock under Rule 144.

We presently have 10,915,000 common shares outstanding. Of these shares 850,000 common shares are held by non-affiliates and 10,065,000 common shares are held by affiliates, which Rule 144 of the Securities Act of 1933, as amended, defines as restricted securities. None of our outstanding shares are eligible for resale under Rule 144.

We are registering 850,000 common shares held by non-affiliates. We are not registering shares held by affiliates. The remaining non-affiliate shares as well as all of the remaining affiliates’ shares will still be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had 21 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the board of directors deems relevant.

Transfer Agent

Our transfer agent is Colonial Stock Transfer, 66 Exchange Place, 1st floor, Salt Lake City, UT 84111. Their telephone number is 801-355-5740 and their website is located at http://www.colonialstock.com.

Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective before December 31, 2016, as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through December 31, 2016, including a Form 10-K for the year ended December 31, 2016, assuming this registration statement is declared effective before that date. At or prior to December 31, 2016, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on December 31, 2016. If we do not file a registration statement on Form 8-A at or prior to December 31, 2016, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Markets, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity. We will deliver an annual report to our security holders that will include audited financial statements regardless of whether we are obligated to do so.

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Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits and any materials we file with the Commission may be read and copied, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and state the address of that site (http://www.sec.gov ). Our registration statement and other information we file with the SEC is available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Officers and Directors, executive officers who occupied such position for the 2014 and 2015 fiscal years and the present up until October 17, 2016.

Name	Position	Year	Salary		Bonus	Stock Awards	Option	Non-equity incentive plan compensation	Non- qualified deferred compensation	All other Compensation	Total
Deborah Thomas	Chief Executive Officer, Chairman	2014 2015 2016	$0	(1)	0	0	0	0	0	0	0
Elliot Polatoff	Director, Secretary	2016	$0	(1)	0	$2,500	0	0	0	0	$2,500

(1) No formal salary arrangements have been made for our executives

Summary Equity Awards Table

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of December 31, 2015.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END DECEMBER 31, 2015

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Deborah Thomas	0	0	0	0	0	0	0	0	0

Elliot Polatoff	0	0	0	0	0	0	0	0	0

Directors Compensation

Our directors are not compensated for their service as directors.

Narrative disclosure to summary compensation and option tables

Our board of directors determines the compensation paid to our executive officers based upon the years of service to us, whether services are provided on a full time basis and the experience and level of skill required.

We may award our officers and directors shares of common stock as non-cash compensation as determined by the board of directors from time to time. The board will base its decision to grant common stock as compensation on the level of skill required to perform the services rendered and time committed to providing services to us.

At no time during the last fiscal year with respect to any person listed in the Table above was there:

•	any outstanding option or other equity-based award re-priced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);
•	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
•	any option grant;
•	any non-equity incentive plan award made to a named executive officer;
•	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
•	any payment for any item to be included under All Other Compensation (column (i)) in the Summary Compensation Table.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

During the two years ended December 31, 2015 and December 31, 2014, and through the date of this registration statement including the first, second and third quarter 2016 interim periods, there were no disagreements with our auditor Michael T. Studer CPA P.C. (“Studer”) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Studer’s satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such years. During the two years ended December 31, 2015 and December 31, 2014 and through the date of this registration statement, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

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LEGAL MATTERS

The legality of certain securities offered by this prospectus will be passed upon for us by John D. Thomas, P.C., Draper, UT (“JDTPC”). JDTPC is a holder of 15,000 shares of our Common stock. JDTPC is a professional corporation owned and controlled by John D. Thomas, the sole shareholder of JDTPC.

EXPERTS

The audited financial statements of the Company as of and for the fiscal years ended December 31, 2015 and 2014 included in this prospectus have been audited by Michael T. Studer, CPA, P.C., an independent registered public accounting firm. Such financial statements have been so included in reliance on the reports given upon the authority of said firms as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, or the Securities Act, with respect to our shares of Common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or exhibits and schedules thereto. For further information with respect to our business and our securities, reference is made to the registration statement, including the amendments, exhibits and schedules thereto contained in the registration statement.

We also file annual, quarterly and current periodic reports and other information with the SEC under the Securities Exchange Act of 1934. You can inspect these reports and other information, as well as the registration statement and the related exhibits and schedules, without charge, at the public reference facilities of the SEC at room 1580, 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a web site that contains reports and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov. Information contained on the SEC’s web site about us is not incorporated into this prospectus, and you should not consider information contained on the SEC’s web site to be part of this prospectus.

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PART C---OTHER INFORMATION

Financial Statements and Exhibits

1. Financial Statements

The following financial statements of CROE, Inc. are included in Part A “Information Required in a Prospectus” of the Registration Statement:

CROE, INC.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	33
Balance Sheets September 30, 2016 (Unaudited), December 31, 2015 and December 31, 2014	34
Statements of Operations for the nine months ended September 30, 2016 and 2015 (Unaudited) and for the years ended December 31, 2015 and December 31, 2014	35
Statements of Stockholders Deficit for the nine months ended September 30, 2016 (Unaudited) and for the years ended December 31, 2015 and December 31, 2014	36
Statements of Cash Flows for the nine months ended September 30, 2016 and 2015 (Unaudited) and for the years ended December 31, 2015 and December 31, 2014	37
Notes to Financial Statements	38

All other information required in the financial statement schedules has been incorporated in the financial statements or notes thereto or has been omitted since the information is not applicable or not present in amounts sufficient to require submission of the schedule.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of CROE, Inc.:

I have audited the accompanying balance sheets of CROE, Inc. (the “Company”) as of December 31, 2015 and 2014 and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CROE, Inc. as of December 31, 2015 and 2014 and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

October 18, 2016

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CROE, INC.
Balance Sheets

ASSETS
	September 30,	December 31,	December 31,
	2016	2015	2014
	(Unaudited)
CURRENT ASSETS

Cash and cash equivalents	$589	$—	$211
Accounts receivable	—	—	493
Inventory	2,013	2,013	1,798

Total Current Assets	2,602	2,013	2,502

TOTAL ASSETS	$2,602	$2,013	$2,502

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Accounts payable and accrued liabilities	$1,639	$1,639	$768
Advances from related party	17,249	17,149	12,999

Total Current Liabilities	18,888	18,788	13,767

TOTAL LIABILITIES	18,888	18,788	13,767

STOCKHOLDERS' DEFICIT

Preferred stock, $0.001 par value; 10,000,000 shares authorized,
-0- shares issued and outstanding	—	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized,
10,630,000 and 10,000,000 and 10,000,000 shares issued
and outstanding, respectively	10,630	10,000	10,000
Additional paid-in capital	20,870	(10,000)	(10,000)
Accumulated deficit	(47,786)	(16,775)	(11,265)

Total Stockholders' Deficit	(16,286)	(16,775)	(11,265)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,602	$2,013	$2,502

The accompanying notes are an integral part of these financial statements

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CROE, INC.
Statements of Operations

	For the Nine Months Ended		For the Year Ended
	September 30,		December 31,
	2016	2015	2015	2014
	(Unaudited)	(Unaudited)

NET SALES	$—	$308	$308	$1,192

COST OF SALES	—	74	74	287

GROSS MARGIN	—	234	234	905

OPERATING EXPENSES

Professional and accounting fees	26,000	861	861	3,268
Consulting fees	5,000	—	—	—
Other selling, general and administrative	11	4,883	4,883	8,902

Total Operating Expenses	31,011	5,744	5,744	12,170

LOSS FROM OPERATIONS	(31,011)	(5,510)	(5,510)	(11,265)

OTHER INCOME (EXPENSES)	—	—	—	—

NET INCOME (LOSS)	$(31,011)	$(5,510)	$(5,510)	$(11,265)

Net income (loss) per common share - basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average common shares
outstanding - basic and diluted	10,055,255	10,000,000	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements

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CROE, INC.
Statements of Stockholders' Deficit
From January 1, 2014 through September 30, 2016

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

Balance, January 1, 2014	10,000,000	10,000	(10,000)	—	—

Net loss for the year ended
December 31, 2014	—	—	—	(11,265)	(11,265)

Balance, December 31, 2014	10,000,000	10,000	(10,000)	(11,265)	(11,265)

Net loss for the year ended
December 31, 2015	—	—	—	(5,510)	(5,510)

Balance, December 31, 2015	10,000,000	10,000	(10,000)	(16,775)	(16,775)

Unaudited:
Common stock issued for cash	630,000	630	30,870	—	31,500

Net loss for the nine months ended
September 30, 2016	—	—	—	(31,011)	(31,011)

Balance, September 30, 2016	10,630,000	$10,630	$20,870	$(47,786)	$(16,286)

The accompanying notes are an integral part of these financial statements

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CROE, INC.
Statements of Cash Flows

	For the Nine Months Ended		For the Year Ended
	September 30,		December 31,
	2016	2015	2015	2014
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)	$(31,011)	$(5,510)	$(5,510)	$(11,265)
Adjustments to reconcile net loss to net
cash used by operating activities:
Changes in operating assets and liabilities:
Accounts receivable	—	493	493	(493)
Inventory	—	(215)	(215)	(1,798)
Accounts payable and accrued liabilities	—	871	871	768

Net Cash Used by Operating Activities	(31,011)	(4,361)	(4,361)	(12,788)

CASH FLOWS FROM INVESTING ACTIVITIES:	—	—	—	—

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from the sale of common stock	31,500	—	—	—
Proceeds from advances from related party (net)	100	4,150	4,150	12,999

Net Cash Provided by Financing Activities	31,600	4,150	4,150	12,999

NET (DECREASE) INCREASE IN CASH
AND CASH EQUIVALENTS	589	(211)	(211)	211

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	—	211	211	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$589	$—	$—	$211

SUPPLEMENTAL CASH FLOW INFORMATION

Cash Payments For:

Interest	$—	$—	$—	$—
Taxes	$—	$—	$—	$—

The accompanying notes are an integral part of these financial statements

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CROE, INC.

Notes to the Financial Statements

Nine Months Ended September 30, 2016 and 2015 (Unaudited)

and Years Ended December 31, 2015 and 2014

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

CROE, Inc. (the Company) was incorporated in the State of Utah on December 2, 2013. The Company is a fitness apparel company with the mission of creating supportive, protective, and innovative sports bras and fitness apparel for the market.  Our featured product in development is the "CroeNest", a pocket in our sports bras and exercise pants that is sweat resistant and radiation resistant for athletes and exercise enthusiasts.  In addition, we have created other apparel with our unique branding and trademarks.  Our motto is "Fearless Determination," and our corporate goal is to instill a healthy and strong lifestyle to our customers through our products.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements. The following policies are considered to be significant:

a.  Accounting Method

The Company recognizes income and expenses based on the accrual method of accounting. The Company has elected a calendar year-end.

b.  Interim Financial Statements

The interim financial statements as of September 30, 2016 and for the nine months ended September 30, 2016 and 2015 are unaudited and have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. These statements reflect all normal and recurring adjustments that, in the opinion of management, are necessary for a fair presentation of the information contained herein.

c.  Cash and Cash Equivalents

Cash equivalents are generally comprised of certain highly liquid investments with original maturities of less than three months.

d.  Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e.  Inventory

Inventory, consisting of clothing and other fashion products available for sale, are accounted for using the First-in, First-out (“FIFO”) method and are carried at the lower of cost or market value.

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CROE, INC.

Notes to the Financial Statements

Nine Months Ended September 30, 2016 and 2015 (Unaudited)

and Years Ended December 31, 2015 and 2014

f.  Revenue Recognition

Revenue is recognized upon delivery of goods where the sales price is fixed or determinable and collectibility is reasonably assured. Revenue is not recognized until persuasive evidence of an arrangement exists. Product sales were solely derived from the resale of clothing and other fashion items. Product sales are not warranted by the Company and may be subject only to warranties that may be provided by the product manufacturer. For the periods presented, all sales were from online stores from December 2014 to February 2015.

g.  Shipping Costs

Shipping costs, which were not material for the periods presented, are expensed as incurred and included in operating expenses.

h.  Advertising Costs

Advertising costs, which were not material for the periods presented, are expensed as incurred.

i.  Research and Development Costs

Research and development costs, which were $-0- and $2,521 for the nine months ended September 30, 2016 and 2015, respectively, and $2,521 and $5,914 for the years ended December 31, 2015 and 2014, respectively, are expensed as incurred.

j.  Income Taxes

The Company accounts for income taxes using the asset and liability method. Under this method, deferred income taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that all or some portion of such deferred tax assets will not be realized. A full allowance against deferred tax assets was provided as of September 30, 2016, December 31, 2015 and December 30, 2014.

At September 30, 2016, the Company had net operating loss carryforwards of approximately $47,786 which may be offset against future taxable income through 2036. No tax benefit has been reported in the financial statements because the potential tax benefits of the net operating loss carryforwards are offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to future use.

k.  Basic and Diluted Net Loss per Share of Common Stock

Basic net loss per common share is based on the weighted average number of shares outstanding during the periods presented. Diluted earnings per share is computed using the weighted average number of common shares plus dilutive common share equivalents outstanding during the period. There are no common stock equivalents as of September 30, 2016 and for the periods presented.

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CROE, INC.

Notes to the Financial Statements

Nine Months Ended September 30, 2016 and 2015 (Unaudited)

and Years Ended December 31, 2015 and 2014

l.  Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and believes that none of them will have a material effect on the Company’s financial statements.

NOTE 3 - ADVANCES FROM RELATED PARTY

The advances from related party liability at September 30 , 2016 ($17,249), December 31, 2015 ($17,149) and December 31, 2014 ($12,998) is due to John Thomas, the husband of the founder and Chief Executive Officer of the Company. The liability is non-interest bearing and due on demand.

NOTE 4 - EQUITY TRANSACTIONS

The Company has 50,000,000 shares of common stock authorized with a par value of $0.001. 10,000,000 shares of common stock were issued to the founder of the Company on incorporation.

In August and September of 2016, the Company sold a total of 630,000 shares of its common stock to 12 individual investors at a price of $0.05 per share or $31,500 total.

NOTE 5 - FINANCIAL INSTRUMENTS

Our financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, and advances from related party. The carrying amount of these assets and liabilities approximate fair value due to their short-term nature.

NOTE 6 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has sustained significant net losses which have resulted in an accumulated deficit at September 30, 2016 of approximately $48,000 and has experienced periodic cash flow difficulties, all of which raise substantial doubt regarding the Company’s ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital. The management of the Company has developed a strategy which it believes will accomplish this objective through short term loans from related parties, and additional equity investments which will enable the Company to continue operations for the coming year. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 7 - RELATED PARTY TRANSACTIONS

In the nine months ended September 30, 2016, the Company paid legal fees of $19,000 to John D. Thomas P.C., a law firm owned by the husband of the founder and Chief Executive Officer of the Company.

In the nine months ended September 30, 2016, the Company paid consulting fees of $5,000 to Elliott Polatoff, a director of the Company.

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CROE, INC.

Notes to the Financial Statements

Nine Months Ended September 30, 2016 and 2015 (Unaudited)

and Years Ended December 31, 2015 and 2014

NOTE 8 - SUBSEQUENT EVENTS

On October 1, 2016, the Company executed a Sublease Agreement with Acadia Properties LLC for the rental of office space. The agreement, which has a term from October 1, 2016 to December 31, 2017, provides for monthly rent of $500 commencing January 1, 2017.

On October 11, 2016, the Company sold 150,000 shares of its common stock to an individual investor at a price of $0.05 per share or $7,500.

On October 14, 2016 (effective October 2, 2016), the Company issued a total of 135,000 shares of its common stock to 7 service providers for services rendered. 50,000 of the shares were issued to Elliott Polatoff, a director of the Company, and 15,000 of the shares were issued to John D. Thomas P.C., a law firm owned by the husband of the founder and Chief Executive Officer of the Company.

On October 12, 2016, the Company paid legal fees of $7,500 to John D. Thomas P.C., a law firm owned by the husband of the founder and Chief Executive Officer of the Company.

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PROSPECTUS

CROE, INC.

UP TO 850,000 SHARES OF

COMMON STOCK

TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the issuer have not changed since the date hereof.

Until January__, 2017 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS NOVEMBER___ 2016

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PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES AND ISSUANCE AND DISTRIBUTION

The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$5.81
Legal fees and expenses	26,500.00
Accounting fees and expenses	6,000.00
Miscellaneous	1,000.00
Total expenses	$33,505.81

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to our charter and under the Utah Revised Business Corporation Act, our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for authorization of illegal dividend payments or stock redemptions under Utah law or any transaction from which a director has derived an improper personal benefit. Our charter provides that we are authorized to provide indemnification of (and advancement of expenses) to directors, officers, employees and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through by-law provisions, agreements with such persons, vote of stockholders or disinterested directors, or otherwise, to the fullest extent permitted by applicable law.

RECENT SALES OF UNREGISTERED SECURITIES

In the two years prior to this Offering, we offered and sold securities below. None of the issuances involved underwriters, underwriting discounts or commissions. We relied upon Sections 4(2) of the Securities Act, and Rule 506 of the Securities Act of 1933, as amended for the offer and sale of the securities.

We believed these exemptions were available because:

•	We are not a blank check company;
•	We filed a Form D, Notice of Sales, with the SEC;
•	Sales were not made by general solicitation or advertising;
•	All certificates had restrictive legends;
•	Sales were made to persons with a pre-existing relationship to our Director and Secretary, Elliott Polatoff; and
•	Sales were made to investors who represented that they were accredited investors.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

•	Access to all our books and records.
•	Access to all material contracts and documents relating to our operations.
•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.
•	Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business.

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Common Stock Offering For Cash Consideration

On September 1, 2016 we sold 10,000 shares of our common stock to Pinchas Rosenbaum for the price of $.05 per share or an aggregate of $500.

On August 25, 2016 we sold 10,000 shares of our common stock to Mordecai Lent for the price of $.05 per share or an aggregate of $500.

On August 11, 2016 we sold 200,000 shares of our common stock to Naftali Solomon for the price of $.05 per share or an aggregate of $10,000.

On September 6, 2016 we sold 10,000 shares of our common stock to Alan Hammer for the price of $.05 per share or an aggregate of $500.

On September 12, 2016 we sold 20,000 shares of our common stock to Joseph Fulda for the price of $.05 per share or an aggregate of $1,000.

On September 7, 2016 we sold 20,000 shares of our common stock to Jonathan Polansky for the price of $.05 per share or an aggregate of $1,000.

On September 5, 2016 we sold 20,000 shares of our common stock to Irving Katz for the price of $.05 per share or an aggregate of $1,000.

On September 12, 2016 we sold 10,000 shares of our common stock to Faigie Schorr for the price of $.05 per share or an aggregate of $500.

On September 2, 2016 we sold 20,000 shares of our common stock to Donald Katz for the price of $.05 per share or an aggregate of $1,000.

On September 14, 2016 we sold 10,000 shares of our common stock to Yosaif Krohn for the price of $.05 per share or an aggregate of $500.

On September 19, 2016 we sold 100,000 shares of our common stock to Domenico Antonelli for the price of $.05 per share or an aggregate of $5,000.

On September 19, 2016 we sold 200,000 shares of our common stock to Shima Solomon for the price of $.05 per share or an aggregate of $10,000.

On September 21, 2016 we sold 150,000 shares of our common stock to Steve Mellner for the price of $.05 per share or an aggregate of $7,500.

Shares for Services

On October 2, 2016, we issued 15,000 shares of our common stock to John D. Thomas P.C for services rendered. We valued these shares at $.05 per share or an aggregate of $750.

On October 2, 2016, we issued 15,000 shares of our common stock to Chene C. Gardner& Associates for services rendered. We valued these shares at $.05 per share or an aggregate of $750.

On October 2, 2016, we issued 15,000 shares of our common stock to Kenneth I Denos P.C for services rendered. We valued these shares at $.05 per share or an aggregate of $750.

On October 2, 2016, we issued 30,000 shares of our common stock to Kyle M. Denos for services rendered. We valued these shares at $.05 per share or an aggregate of $1,500.

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On October 2, 2016, we issued 5,000 shares of our common stock to Mary Foster for services rendered. We valued these shares at $.05 per share or an aggregate of $250.

On October 2, 2016, we issued 5,000 shares of our common stock to Jake Arave for services rendered. We valued these shares at $.05 per share or an aggregate of $250.

On October 2, 2016, we issued 50,000 shares of our common stock to Elliott Polatoff for services rendered. We valued these shares at $.05 per share or an aggregate of $2,500.

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EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description
3.1	Articles of Incorporation of CROE, Inc.*
3.2	Bylaws of CROE, Inc.*
4.1	Form of Subscription Agreement*
5.1	Opinion of John D. Thomas P.C.*
10.1	Lease Agreement between Croe, Inc. and Acadia Properties LLC*
10.2	Agreement between Kenneth I Denos P.C. and Croe, Inc.*
10.3	Agreement between Jake Arave and Croe, Inc.*
10.4	Agreement between Mary Foster and Croe, Inc.
10.5	Agreement between Chene Gardner & Associates and Croe, Inc.*
10.6	Agreement between Kyle Denos and Croe, Inc.*
10.7	Agreement between John D. Thomas P.C. and Croe, Inc.*
14.1	Code of Ethics for the Registrant*
23.1	Consent of Michael Studer CPA, P.C.*
23.2	Consent of John D. Thomas P.C. (included in Exhibit 5.1)*

*Filed with Form S-1 on October 20, 2016

UNDERTAKINGS

Undertakings of the Registrant

The Registrant hereby further undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Limitation of Liability of Directors and Officers; Indemnification and Advance of Expenses

Pursuant to our charter and under the Utah Revised Business Corporation Act (hereafter, the “Utah Act”), our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for authorization of illegal dividend payments or stock redemptions under Utah law or any transaction from which a director has derived an improper personal benefit. Our charter provides that we are authorized to provide indemnification of (and advancement of expenses) to our directors, officers, employees and agents (and any other persons to which applicable law permits us to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors, or otherwise, to the fullest extent permitted by applicable law.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

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In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned in her personal capacity, thereunto duly authorized, in the City of Draper, State of Utah, on the 21st day of October, 2016.

CROE, INC.

Dated: October 21, 2016	/s/ Deborah Thomas
Deborah Thomas

KNOW ALL MEN BY THESE PRESENT, each person whose signature appears below hereby constitutes and appoints Deborah Thomas and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant on the dates indicated.

Signature	Title	Date

/s/ Deborah Thomas	Chief Executive Officer and	October 21, 2016
Deborah Thomas	Director

/s/ Elliott Polatoff	Non-executive Director	October 21, 2016
Elliott Polatoff

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